As filed with the Securities and Exchange Commission on July2, 2007 Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

GENESIS MICROCHIP INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0584301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2525 Augustine Drive Santa Clara, CA 95054
(Address of principal executive offices)

2000 NONSTATUTORY STOCK OPTION PLAN
(Full title of the plan)
Elias Antoun President and Chief Executive Officer Genesis Microchip Inc. 2525 Augustine Drive Santa Clara, California 95054
(Name and address of agent for service) (408) 919-8400
(Telephone number, including area code, of agent for service)
Copy to: Selim Day, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 1301 Avenue of the Americas, 40th Floor New York, NY 10019 (212) 999-5800
CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock $0.001 par value per share, to be issued pursuant to the 2000 Nonstatutory Stock Option Plan	1,298,393 shares	$8.94	$11,607,633.42	$356.35

(1)   This Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the 2000 Nonstatutory Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)   Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on June 26, 2007 which amount was $8.94 per share.
(3)   Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, and was determined by multiplying the aggregate offering price by 0.00003070.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

Genesis Microchip Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 to register additional shares of its common stock that have been reserved for issuance under the Registrant’s 2000 Nonstatutory Stock Option Plan.

Pursuant to the “evergreen” provisions of the 2000 Nonstatutory Stock Option Plan, the number of shares of the Registrant’s common stock for which options may be granted under that plan was increased by 1,298,393 shares, effective April 1, 2007.

On February 21, 2002, the Registrant filed a Registration Statement on Form S-8 (Registration No. 333-83170) with the Securities and Exchange Commission to register shares of the Registrant’s common stock that were reserved for issuance pursuant to options granted under the Registrant’s 1997 Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan and 1997 Employee Stock Purchase Plan. On December 23, 2002, the Registrant filed an additional Registration Statement on Form S-8 (Registration No. 333-102161) with respect to the Registrant’s 1997 Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan and 1997 Employee Stock Purchase Plan. On October 15, 2003, the Registrant filed an additional Registration Statement on Form S-8 (Registration No. 333-109719) with respect to the Registrant’s 1997 Employee Stock Option Plan and 2000 Nonstatutory Stock Option Plan. On November 1, 2004, the Registrant filed an additional Registration Statement on Form S-8 (Registration No. 333-120136) with respect to the Registrant’s 1997 Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan and 1997 Employee Stock Purchase Plan. On November 10, 2005, the Registrant filed an additional Registration Statement on Form S-8 (Registration No. 333-129624) with respect to the Registrant’s 1997 Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan, and 1997 Employee Stock Purchase Plan. On September 7, 2006, the Registrant filed an additional Registration Statement on Form S-8 (Registration No. 333-137161) with respect to the Registrant’s 2000 Nonstatutory Stock Option Plan. Each Registration Statement is incorporated herein by this reference pursuant to General Instruction E of Form S-8.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, filed on June 12, 2007.

(b)(1) The Registrant’s Current Report on Form 8-K, filed on April 27, 2007.

(b)(2) The Registrant’s Current Report on Form 8-K, filed on June 12, 2007.

(b)(3) The Registrant’s Current Report on Form 8-K, filed on June 19, 2007.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to the Registration Statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).

ITEM 9. UNDERTAKINGS

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on July 2, 2007.

GENESIS MICROCHIP INC.

By: /s/ Linda Millage
Linda Millage
Principal Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Elias Antoun and Linda Millage, and each of them, with full power to act alone without the other, his true and lawful attorneys-in-fact, with full power of substitution, for him in his name, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 2, 2007.
Signature	Title	Date

/s/ Elias Antoun	President, Chief Executive Officer and Director (Principal Executive Officer)	July 2, 2007
Elias Antoun /s/ Linda Millage	Principal Accounting Officer	July 2, 2007
Linda Millage /s/ Jon Castor	Director	July 2, 2007
Jon Castor /s/ Chieh Chang	Director	July 2, 2007
Chieh Chang /s/ Tim Christoffersen	Director	July 2, 2007
Tim Christoffersen /s/ Jeffrey Diamond	Chairman of the Board of Directors	July 2, 2007
Jeffrey Diamond /s/ Robert H. Kidd	Director	July 2, 2007
Robert H. Kidd /s/ Chandrashekar M. Reddy	Director	July 2, 2007
Chandrashekar M. Reddy

INDEX TO EXHIBITS
Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).